As filed with the Securities and Exchange Commission on November
20, 1995
                                        File No. 33-___________
_______________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM S-8
                          Registration Statement
                                 Under the
                          Securities Act of 1933

                          S.O.I. INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

         Delaware                            59-2158586
(State or other jurisdiction      (IRS Employer Identification No.)
  of incorporation or
     organization)

           16910 Dallas Parkway, Suite 100, Dallas, Texas 75248
                 (Address of Principal Executive Offices)

                 Compensation Agreement for Gary C. Evans
                  Compensation Agreement for James Smith
                Compensation Agreement for Clifford Patton
                         (Full title of the plan)

       Kevin B. Halter, Jr.,16910 Dallas Parkway, Suite 100, Dallas,
                                Texas 75248
                  (Name and address of agent for service)

                              (214) 248-1922
       (Telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box:   [X]

                     CALCULATION OF REGISTRATION FEE
___________________________________________________________________

                            Proposed          Proposed
Title of                    Maximum           Maximum
Securities     Amount       Offering          Aggregate      Amount of
to be          to be        Price             Offering       Registration
Registered     Registered   Per Share <F1>    Price <F1>     Fee <F1>
------------   ----------   --------------    ----------     ------------
Common Stock   100,000      $.39              $39,000        $100.00

<F1> Calculated pursuant to Rule 457(h).

     Page 1 of 14 pages contained in the sequential numbering system.
        The Exhibit Index may be found on Page 5 of the sequential numbering system.
PAGE

Item 3.  Incorporation of Certain Documents by Reference.

The following documents are incorporated by reference into the registration statement:

(a) The Company's Form 10K-SB filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act for the period ended June 30, 1995.

(b) All of the documents filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act after the filing of the Form 10K-SB for the period ended June 30, 1995.

(c) The Company's description of its common stock contained in its registration statement filed under Section 12 of the Exchange Act.

(d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

Securities are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Certificate of Incorporation of the Company provides for the indemnification of officers, directors, agents and employees of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware ("Delaware Code"). Pursuant to Section 145 of the Delaware Code, the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The above discussion of the Company's Certificate of Incorporation and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and the Delaware Code.

PAGE

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following is a list of exhibits filed as part of the Registration
Statement:

     5.1 Opinion of Morgan F. Johnston, Esq. regarding the legality of the securities offered hereby.

     23.1 Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of Morrison, Brown, Argiz & Company

     23.3 Consent of S. W. Hatfield + Associates

     23.4 Consent of Morgan F. Johnston, Esq. (included in Exhibit 5.1)

Item 9.  Undertakings.

The undersigned hereby undertakes:

    (1)(a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

    (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PAGE

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 20th day of November, 1995.

S.O.I. INDUSTRIES, INC.

       /s/ Kevin B. Halter
By:  _____________________________
       Kevin B. Halter, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                              Date
 /s/ Kevin B. Halter
______________________________                    November 20, 1995
Kevin B. Halter, President
(Principal Executive Officer) and
Director


/s/ Sanford M. Whitman
______________________________                    November 20, 1995
Sanford M. Whitman, Chief
Financial Officer (Principal
Financial and Accounting Officer),
Vice President and Treasurer


/s/ Kevin B. Halter, Jr.
______________________________                    November 20, 1995
Kevin B. Halter, Jr., Vice
President, Secretary and Director


/s/ Gary C. Evans
______________________________                    November 20, 1995
Gary C. Evans, Director


/s/ James Smith
______________________________                    November 20, 1995
James Smith, Director

                                       4
PAGE

                                  EXHIBIT INDEX


     Exhibit                                          Sequentially
     Number                                           Numbered Page
     -------                                          -------------
      5.1      Opinion of Morgan F. Johnston, Esq.            7
               regarding the legality of the
               securities offered hereby.

     23.1      Consent of Coopers & Lybrand L.L.P.           10

     23.2      Consent of Morrison, Brown, Argiz & Company   12

     23.3      Consent of S. W. Hatfield + Associates        14

     23.4      Consent of Morgan F. Johnston, Esq.
               (included in Exhibit 5.1)

PAGE

                                EXHIBIT 5.1
PAGE

November  20, 1995

S.O.I. Industries, Inc.
16910 Dallas Parkway, Suite 100
Dallas, Texas 75248

    Re:  Registration Statement on S-8 for S.O.I. Industries, Inc.

Gentlemen:

    At your request, I have examined the form of Registration Statement which you are filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 100,000 shares of your Common Stock (the "Stock") issuable pursuant to the Compensation Agreements for Gary C. Evans, James Smith and Clifford Patton (the "Plan").

    In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents:

      1. Certificate of Incorporation of the Company, as amended to date;

      2.  Bylaws of the Company, as amended to date;

      3. Certified Resolutions adopted by the Board of Directors of the Company authorizing the Plan and the issuance of the Stock;

      4.  The Registration Statement; and

      5.  The Form of Plan.

    I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy of accuracy of such documents and records.

    Based on the foregoing, it is my opinion that the Stock to be issued under the Plan, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Plan in the form referred to herein, when issued under the Plan, will be duly and validly authorized, fully paid and non-assessable.

    I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

    I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of Delaware and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

    By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in
Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

    The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Very truly yours,

/s/ Morgan F. Johnston

Morgan F. Johnston
PAGE

                               EXHIBIT 23.1
PAGE

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We consent to the inclusion in this registration statement on Form S-8
(No. 33-   ) of our report dated September 25, 1995, on our audit of the consolidated financial statements of S.O.I. Industries, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

/s/  Coopers & Lybrand L.L.P.

Dallas, Texas
Novmber 17, 1995

PAGE

                               EXHIBIT 23.2
PAGE

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 -----------------------------------------

As Independent Public Accountants, we hereby consent to the use of our report on the Consolidated Financial Statements of S.O.I. Industries, Inc. as of June 30, 1994 and for the year then ended, and to all references to our firm, included in or made a part of this Form S-8 registration statement.

MORRISON, BROWN, ARGIZ & COMPANY
Certified Pblic Accountants

/s/ Morrison, Brown, Argiz & Company

Miami, Florida
November 17, 1995

PAGE

                               EXHIBIT 23.3
PAGE

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
             ---------------------------------------------------

We consent to the use in Form S-8 Registration Statement under The Securities Act of 1933, as amended, of S.O.I. Industries, Inc. of our report dated August 24, 1994 on the financial statements of American Quality Manufacturing Corporation as of June 30, 1994, January 1, 1994, December 31, 1993 and
May 31, 1993 and for each of the years ended June 30, 1994, May 31, 1993 and 1992; the six month periods ended June 30, 1994 and December 31, 1993; and for the transitional month ended June 30, 1993, accompanying the financial statements incorporated by reference in such Form S-8 Registration Statement under The Securities Act of 1933, as amended, and to the use of our name and the statements with respect to us as appearing under the heading "Experts."

/s/ S.W. HATFIELD + ASSOCIATES

Dallas, Texas
November 17, 1995